Exhibit 99.2

CONSENT OF INDEPENDENT VALUER

We hereby consent to the description of our role in the real property valuation process set forth under the heading "March 31, 2021 NAV Per Share" in the Current Report on Form 8-K filed by Hines Global Income Trust, Inc. (Commission file number: 000-55599), on April 16, 2021 being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-220046) of Hines Global Income Trust, Inc., and the related prospectus that is a part thereof.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S., Inc.
Altus Group U.S., Inc.
April 16, 2021